UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2014

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Joint Venture Acquisition

On May 12, 2014, subsidiaries of Gramercy Property Trust Inc. (the “Company”, “we”, “us”, or “our”) entered into a membership interest purchase and sale agreement with an affiliate of Garrison Investment Group, L.P. (“Garrison”) to acquire Garrison’s 50% interests in (a) GPT GIG BOA Portfolio Holdings LLC and (b) GPT GIG BOA Defeasance Pool Holdings LLC, which we collectively refer to as the “Joint Venture.” We currently own the remaining 50% interest in the Joint Venture. The Joint Venture owns a portfolio of 67 properties (excluding five properties held-for-sale of which two properties sold in April 2014) located across the United States totaling approximately 3,054,000 rentable square feet and 96% leased to Bank of America, N.A., under a master lease with an expiration date in 2023, with a total portfolio occupancy of approximately 97% (the “Bank of America Portfolio”).

We intend to acquire Garrison’s interest in the Joint Venture (the “Joint Venture Acquisition”) for approximately $197.5 million, consisting of approximately $92.2 million of cash consideration to Garrison subject to various prorations and credits including an approximately $5.3 million promote we earned in connection with the sale of the portfolio and the repayment of Garrison's 50% portion of the $200.0 million Joint Venture Loan (as defined below). The purchase price for the Joint Venture Acquisition is based on an aggregate value of approximately $395.0 million for the Bank of America Portfolio. Sixty-seven properties included in the Bank of America Portfolio are encumbered by an existing $200.0 million loan (the “Joint Venture Loan”). The Joint Venture Loan is a floating rate, interest-only mortgage note that is scheduled to mature in December 2014. As of March 31, 2014, the Joint Venture Loan bears interest at a rate of 4.30%. As a condition to the closing of the Joint Venture Acquisition, we are required to repay the Joint Venture Loan. We intend to repay this loan concurrent with the closing of the Joint Venture Acquisition with the proceeds from a new unsecured credit facility discussed below.

The Joint Venture Acquisition, which is expected to close in the second quarter of 2014, is subject to customary closing conditions. Accordingly, until the closing of the acquisition, there can be no assurance that we will acquire the Joint Venture interest. The foregoing description of the membership interest purchase and sale agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the membership interest purchase and sale agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01.	Other Events.

New Unsecured Credit Facility

On May 12, 2014, the Company announced that it signed a commitment letter with J.P. Morgan Securities LLC (“JPMorgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” and collectively with JPMorgan, the “Lead Arrangers”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Bank of America, N.A. (“BANA”), pursuant to which the Lead Arrangers agreed to serve as joint lead arrangers and joint bookrunners of a new up to $400.0 million senior unsecured credit facility, consisting of an up to $200.0 million senior revolving credit facility (the “Revolving Credit Facility”) and a $200.0 million senior term loan facility (the “Term Facility” and together with the Revolving Credit Facility, the “Credit Facilities”). Each of JPMCB and BANA, affiliates of JPMorgan and MLPFS, respectively, have committed to provide $100.0 million of the Credit Facilities. The Company’s operating partnership, GPT Property Trust LP (the “Operating Partnership”), would be the borrower under the proposed credit agreement for the Credit Facilities and the Company and certain of our material subsidiaries would guarantee the Operating Partnership’s obligations under the proposed credit agreement.

The commitment letter provides that the Revolving Credit Facility would have a term of 48 months, which may be extended for an additional year upon the payment of applicable fees and satisfaction of certain customary conditions, and the Term Facility would have a term of 60 months. We would also have the ability to increase the amount of the Credit Facilities by up to a maximum amount of $400.0 million (raising the aggregate maximum amount to $800.0 million) subject to the approval of the lenders providing such incremental financing and satisfaction of certain customary conditions. The proposed credit agreement is expected to provide for customary covenants including a total leverage ratio and unsecured leverage ratio of 60%, a minimum fixed charge coverage ratio of at least 1.5x, a consolidated tangible net worth covenant and an unsecured interest coverage ratio of at least 2.0x. Indebtedness under the proposed Credit Facilities is expected to bear interest at a floating rate based upon, at our option, either (i) LIBOR plus an applicable margin ranging from 1.35% to 2.05%, depending on our total leverage ratio, or (ii) the applicable base rate plus an applicable margin ranging from 0.35% to 1.05%, depending on our total leverage ratio. The applicable base rate is the greater of (x) the prime rate announced by JPMCB, (y) 0.50% above the Federal Funds Effective Rate, and (z) 30-day LIBOR plus 1.00%.

The Revolving Credit Facility, which will replace our existing secured credit facility, and the Term Facility, which will be used to repay the Joint Venture Loan, are subject to lender due diligence, definitive documentation and closing requirements. Accordingly, no assurance can be given that this proposed facility will be procured on the terms, including the amount available to be borrowed, described above, or at all. The Company’s existing credit facility, which provides an option for a one-year extension, is scheduled to expire in September 2015.

Joint Venture Acquisition

As described in Item 1.01, we have entered into a membership interest purchase and sale agreement regarding the Joint Venture Acquisition. Attached to this Current Report on Form 8-K are unaudited pro forma financial statements for the Company referred to below.

Description of Capital Stock

Additionally, the Company is filing this Form 8-K for the purpose of updating the description of its capital stock. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company will incorporate by reference the description of its capital stock set forth below into registration statements on Form S-3 and Form S-8 filed under the Securities Act of 1933 in lieu of incorporation by reference of a description of the common stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended.

DESCRIPTION OF CAPITAl STOCK

The following description of our capital stock will apply generally to any future capital stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our articles of incorporation (which we refer to as our “charter”), and our amended and restated bylaws (which we refer to as our “bylaws”), each of which will be filed as exhibits to the registration statement into which this summary is incorporated by reference or as exhibits to documents filed with the Securities and Exchange Commission that are incorporated by reference into the registration statement. The terms of these securities also may be affected by the Maryland General Corporation Law (which we refer to below as the “MGCL”).

General

Our charter provides that we may issue up to 150,000,000 shares of common stock, $0.001 par value per share, up to 25,000,000 shares of preferred stock, $0.001 par value per share, and up to 25,000,000 shares of excess stock, $0.001 par value per share. As of March 31, 2014, there were 71,409,485 outstanding shares of common stock and 3,525,822 outstanding shares of our preferred stock. Under the MGCL, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

Our charter provides that we may issue up to 150,000,000 shares of common stock, $0.001 par value per share. Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors.

As of March 31, 2014, there were 71,409,485 shares of common stock outstanding.

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized by our Board of Directors (our “Board”) and declared by us out of assets legally available therefor. The holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for our common stock. Our common stock trades on the NYSE under the trading symbol “GPT.”

Preferred Stock

Our charter provides that we may issue up to 25,000,000 shares of preferred stock, $0.001 par value per share. The shares of preferred stock may be issued from time to time in one or more classes or series, without stockholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption thereof as established by our Board.

As of March 31, 2014, there were 3,525,822 shares of preferred stock outstanding, consisting of 3,525,822 shares of our 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share. A description of Series A Preferred Stock is set forth in our registration statement on Form 8-A filed with the SEC on April 18, 2007, which is incorporated herein by reference.

Excess Stock

Our charter provides that we may issue up to 25,000,000 shares of excess stock, $0.001 par value per share.

As of March 31, 2014, there were no shares of excess stock outstanding.

Provisions of Our Charter and Bylaws

Subject to the limitations prescribed by our charter, our Board is authorized to classify and reclassify any unissued shares of capital stock into other classes or series of stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of capital stock.

Our charter provides that our Board may be classified into three classes. However, currently our bylaws provide that directors will be subject to annual election. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, at each annual meeting, the stockholders will elect directors to hold office until the annual meeting following such election and until their successors are elected and qualify. Our bylaws provide that our Board has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our common stock that a person may own. Our charter contains a stock ownership limit which prohibits any person, unless exempted by our Board, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of stock in excess of 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% of the total number of shares or value, whichever is more restrictive, of our outstanding common stock. Our charter further prohibits (1) any person from beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), and (2) any person from transferring shares of our stock if such transfer would result in shares of our common stock being beneficially owned by fewer than 100 persons. Our Board may not grant and has not granted an exemption to the 9.8% ownership limit to any person whose ownership, direct or indirect, of in excess of 9.8% in value of the outstanding shares of our capital stock or 9.8% of the number or value (whichever is more restrictive) of the outstanding shares of our common stock would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a real estate investment trust, or REIT.

The person seeking an exemption must represent to the satisfaction of our Board that the exemption will not result in us failing to qualify as a REIT. Our Board may require a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel, in either case in form and substance satisfactory to our Board in its sole discretion, to determine or ensure our status as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

Any transfer of shares of our stock which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations will be null and void and the intended transferee will acquire no rights in such shares of stock. However, if any such transfer of shares of our stock occurs, then that number of shares of our stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share), will be automatically converted into excess stock and transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust will be issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions with respect to shares of stock held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee will be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid will be paid when due to the trustee. Any distribution so paid to the trustee will be held in trust for the charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, will be deemed to have given an irrevocable proxy to the trustee to vote such shares for the benefit of the charitable beneficiary.

The trustee may sell the shares of stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner will receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the average closing price for the class of shares from which the shares of excess stock were converted for the ten trading days immediately preceding the sale or gift and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid to the charitable beneficiary. Upon such transfer of an interest in the trust, the corresponding shares of excess stock in the trust will be automatically exchanged for an equal number of shares of common stock or preferred stock, as applicable, and such shares of common stock or preferred stock, as applicable, will be transferred of record to the transferee of the interest in the trust. Prior to any transfer of any interest in the trust, we must have waived in writing our purchase rights as described below.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share payable to the prohibited owner equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reductions to the trustee for the benefit of the charitable beneficiary. We will have the right to accept such offer for a period of 90 days after the later of the date of our receipt of notice of an acquisition or attempted acquisition of shares in violation of the above transfer or ownership limitations or, if we do not receive such notice, the date that our Board determines in good faith that a transfer to a prohibited owner has occurred, but in no event later than a permitted transfer as described in the immediately preceding paragraph.

All certificates representing shares of our common stock bear a legend referring to the restrictions described above.

Each beneficial owner or constructive owner of our common stock and each person (including the stockholder of record) who is holding stock for a beneficial owner must upon demand provide to us such information as we may deem necessary in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following financial information is filed herewith:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2014

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2013

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Membership Interest Purchase and Sale Agreement, dated as of May 12, 2014, by and among FYF Net Lease LLC, GPT BOA Portfolio Member LLC and GPT BOA Defeasance Pool Owner LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014	4
Unaudited Pro Forma Condensed Consolidated Statements of Operation for the Year Ended December 31, 2013	5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

GRAMERCY PROPERTY TRUST INC.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Gramercy Property Trust Inc., or the Company, as of March 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the three months ended March 31, 2014 and the year ended December 31, 2013 have been prepared as if the acquisition of the 50% interest in the GPT GIG BOA Portfolio Holdings LLC, or the Bank of America Portfolio Joint Venture, not previously owned by the Company had occurred on March 31, 2014 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet and on January 1, 2014 and 2013, for the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.  The unaudited pro forma financial information has been prepared as if proceeds from the Company’s common stock offering and borrowings from the Company’s unsecured term loan had occurred on March 31, 2014.

Historically, the Company has accounted for its investment in the Bank of America Portfolio Joint Venture on the equity method reflecting the Company’s 50% ownership interest in the Bank of America Portfolio Joint Venture. The pro forma information reflects the Company’s 100% ownership of the properties owned by the Bank of America Portfolio Joint Venture and consolidation of the underlying revenues, expenses, assets and liabilities as if the Company's completion of the acquisition had occurred as of the dates indicated above.

Such unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, which were filed as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2014.  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the results of operations of the Company that would have been attained had the acquisitions of the 50% interest in the Bank of America Portfolio Joint Venture been completed on the dates indicated, nor does it purport to represent the Company’s financial position or results of operations as of any future date or for any future period.

2

GRAMERCY PROPERTY TRUST INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2014

(Dollars in thousands, except share and per share data)

	Gramercy Property Trust Inc. Historical (A)	Bank of America Portfolio Joint Venture Historical (B)	Pro-Forma Adjustments		Pro-Forma
Assets:
Total real estate investments, net	$342,412	$247,955	$152,239	(C)	$742,606
Cash and cash equivalents	61,888	3,240	81,829	(D)	146,957
Restricted cash	455	6,981	(5,296	)(E)	2,140
Investment in joint ventures	36,210	-	(36,210	)(F)	-
Servicing advances receivable	8,818	-	-		8,818
Retained CDO bonds	7,471	-	-		7,471
Tenant and other receivables, net	8,493	13,753	(539	)(G)	21,707
Acquired lease assets, net of accumulated amortization of $2,590 and $0	41,545	51,090	1,967	(C)	94,602
Deferred costs, net of accumulated amortization of $1,064 and $0	10,366	821	(821	)(H)	10,366
Assets held for sale, net	-	8,573	-		8,573
Other assets	7,807	11,682	-		19,489
Total assets	$525,465	$344,095	$193,169		$1,062,729
Liabilities and Equity (Deficit):
Liabilities:
Mortgage notes payable	$124,341	$200,000	(200,000	)(I)	$124,341
Unsecured revolving credit facility	-	-	-		-
Unsecured term loan	-	-	200,000	(I)	200,000
Exchangeable senior notes	109,055	-	-		109,055
Total long term debt	233,396	200,000	-		433,396
Accounts payable and accrued expenses	9,535	11,713	-		21,248
Dividends payable	3,989	-	-		3,989
Accrued interest payable	509	407	(407	)(H)	509
Deferred revenue	2,401	12,538	-		14,939
Below-market lease liabilities, net of accumulated amortization of $396 and $0	5,939	44,723	34,259	(C)	84,921
Derivative instruments, at fair value	6,295	64	(64	)(H)	6,295
Liabilities related to assets held for sale	-	3,787	-		3,787
Other liabilities	934	-	-		934
Total liabilities	262,998	273,232	33,788		570,018
Commitments and contingencies	-	-	-		-
Equity (Deficit):
Common stock (GPT), par value $0.001, 100,000,000 and 150,000,000 shares authorized, 71,409,485 and 105,409,485 issued and outstanding at March 31, 2014 for the historical and pro-forma, respectively.	71	-	34	(J)	105
Series A cumulative redeemable preferred stock (GPT), par value $0.001, liquidation preference $88,146, 3,525,822 shares authorized, issued and outstanding at March 31, 2014.	85,235	-	-		85,235
Additional paid-in-capital	1,150,465	-	168,810	(J)	1,319,275
Accumulated other comprehensive loss	(1,212)	(57)	57	(H)	(1,212)
Member equity	-	86,158	(86,158	)(J)	-
Accumulated deficit	(972,092)	(15,238)	76,638	(K)	(910,692)
Total equity	262,467	70,863	159,381		492,711
Total liabilities and equity	$525,465	$344,095	$193,169		$1,062,729

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

3

GRAMERCY PROPERTY TRUST INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2014

(Dollars in thousands)

	Gramercy Property Trust Historical (L)	Bank of America Portfolio Joint Venture Historical (M)	Pro Forma Adjustments		Pro Forma
Revenues
Rental revenue	$7,494	$8,016	$875	(N)	$16,385
Management fees	6,965	-	(1,572	)(O)	5,393
Investment income	376	-	-		376
Operating expense reimbursements	681	7,528	-		8,209
Gain on business acquisition, net	-	-	58,226	(Q)	58,226
Other income	68	1	-		69
Total revenues	15,584	15,545	57,529		88,658
Expenses
Property operating expenses:
Property management expenses	5,244	-	-		5,244
Property operating expenses	822	7,925	(1,146	)(O)	7,601
Total property operating expenses	6,066	7,925	(1,146)		12,845
Depreciation and amortization	3,385	4,225	1,903	(S)	9,513
Interest expense	2,345	2,275	(544	)(P)	4,076
Management, general and administrative	4,342	-	-		4,342
Acquisition expenses	235	-	-		235
Gain on derivatives	(115)	-	-		(115)
Total expenses	16,258	14,425	213		30,896
Income (loss) from continuing operations before equity in net income from joint ventures and provisions for taxes	(674)	1,120	57,316		57,762
Equity in net income of joint ventures	628	-	(525	)(R)	103
Income (loss) from continuing operations before provision for taxes and discontinued operations	(46)	1,120	56,791		57,865
Provision for taxes	(369)	-	-		(369)
Income (loss) from continuing operations	(415)	1,120	56,791		57,496
Income (loss) from discontinued operations	(86)	(69)	426	(O)	271
Net income (loss)	(501)	1,051	57,217		57,767
Preferred stock dividends	(1,790)	-	-		(1,790)
Net income (loss) available to common stockholders	$(2,291)	$1,051	$57,217		$55,977

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

4

GRAMERCY PROPERTY TRUST INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2013

(Dollars in thousands)

	Gramercy Property Trust Historical (T)	Bank of America Portfolio Joint Venture Historical (U)	Pro Forma Adjustments		Pro Forma
Revenues
Rental revenue	$12,181	$32,105	$-		$44,286
Management fees	40,896	-	(8,331	)(V)	32,565
Investment income	1,717	-	-		1,717
Operating expense reimbursements	1,203	29,116	-		30,319
Gain on business acquisition, net	-	-	25,069	(X)	25,069
Other income	707	9	-		716
Total revenues	56,704	61,230	16,738		134,672
Expenses
Property operating expenses:
Property management expenses	20,868	-	-		20,868
Property operating expenses	1,411	31,081	(7,042	)(V)	25,450
Total property operating expenses	22,279	31,081	(7,042)		46,318
Other-than-temporary impairment	3,339	-	-		3,339
Portion of impairment recognized in other comprehensive loss	(1,337)	-	-		(1,337)
Net impairment recognized in earnings	2,002	-	-		2,002
Depreciation and amortization	5,675	17,301	5,714	(Z)	28,690
Interest expense	1,732	9,211	(2,906	)(W)	8,037
Management, general and administrative	18,210	52	-		18,262
Acquisition expenses	2,808	-	-		2,808
Loss on dispositions	-	-	-		-
Unrealized loss on derivative instruments	115	-	-		115
Total expenses	52,821	57,645	(4,234)		106,232
Income (loss) from continuing operations before equity in net income (loss) from joint ventures and provisions for taxes	3,883	3,585	20,972		28,440
Equity in net income (loss) of joint ventures	(5,662)	-	5,874	(Y)	212
Income (loss) from continuing operations before provision for taxes and discontinued operations	(1,779)	3,585	26,846		28,652
Provision for taxes	(6,393)	-	-		(6,393)
Income (loss) from continuing operations	(8,172)	3,585	26,846		22,259
Income (loss) from discontinued operations	5,057	(2,810)	1,289	(V)	3,536
Gain on sale of joint venture interest to a director related entity	1,317	-	-		1,317
Gains from disposals	389,140	399	-		389,539
Provision for taxes	(2,515)	-	-		(2,515)
Income (loss) from discontinued operations	392,999	(2,411)	1,289		391,877
Net income (loss)	384,827	1,174	28,135		414,136
Preferred stock dividends	(7,162)	-	-		(7,162)
Net income (loss) available to common stockholders	$377,665	$1,174	$28,135		$406,974

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

5

GRAMERCY PROPERTY TRUST INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheets Adjustments as of March 31, 2014

(A)	Historical financial information derived from Gramercy Property Trust Inc.’s Annual Report on Form 10-Q as of March 31, 2014.

(B)	Historical financial information derived from unaudited financial statements of GPT GIG BOA Portfolio Holdings LLC, or the Bank of America Portfolio Joint Venture, as of March 31, 2014.

(C)	Reflects purchase price allocations, which may differ from the actual purchase price allocations upon realization of any accrued costs and the final determination of certain intangible assets and liabilities. Includes intangible assets for the estimated fair value attributable to above- and below-market leases. The purchase price for the 50% interest in the Bank of America Portfolio Joint Venture is $92,310.

(D)	Represents the expected net proceeds from the issuance and sale of 34,000,000 shares of common stock at the assumed public offering price of $5.20 per share, after deducting underwriting discounts and commissions, reduced by the purchase price paid to acquire the 50% interest in the Bank of America Portfolio Joint Venture not owned by the Company.

(E)	Represents restricted cash released upon repayment of mortgage note secured by the certain properties of the Bank of America Portfolio Joint Venture.

(F)	Represents elimination of the Company’s existing interest in the Bank of America Joint Venture upon consolidation of the underlying assets and liabilities.

(G)	Represents elimination of the straight-line rent receivable at acquisition.

(H)	Represents elimination of deferred financing costs, repayment of accrued interest payable and elimination of hedge associated with repayment of mortgage note secured by certain properties of the Bank of America Joint Venture.

(I)	Represents repayment of the of mortgage note secured by certain properties of the Bank of America Portfolio Joint Venture and incurrence of a new $200,000 senior unsecured term loan.

(J)	Represents the elimination of the membership interest in the Bank of America Joint Venture and the issuance of 34,000,000 shares of common stock at the assumed public offering price of $5.20.

(K)

Represents gain on business acquisition recorded at the acquisition of the 50% interest in the Bank of America Joint Venture and the elimination of retained earnings on the Bank of America Joint Venture.

6

GRAMERCY PROPERTY TRUST INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments for the Three Months Ended March 31, 2014

(L)	Historical financial information derived from Gramercy Property Trust Inc.’s Annual Report on Form 10-Q as of March 31, 2014

(M)	Historical financial information derived from unaudited financial statements of the Bank of America Portfolio Joint Venture, for the three months ended March 31, 2014.

(N)	Represents reset of straight-line rental income and amortization of market lease intangibles at acquisition.

(O)

Represents elimination of asset management and property management fees charged to the Bank of America Portfolio Joint Venture for the three months ended March 31, 2014 and the associated expense recorded by the Joint Venture.

(P)	Represents change in interest expense associated with the repayment of the mortgage note secured by certain properties of the Bank of America Joint Venture, including the write off of associated deferred financing costs, and the interest cost associated with the new $200,000 senior unsecured term loan.

(Q)	Represents gain on business acquisition recorded at the acquisition of the 50% interest in the Bank of America Joint Venture.

(R)	Represents the elimination of the equity in net income from joint venture related to the period ending March 31, 2014 for the Company’s share of the Bank of the America Portfolio Joint Venture.

(S)	Represents the change in the depreciation expense as a result of the purchase price allocations.
7

GRAMERCY PROPERTY TRUST INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(Dollars in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Operations Adjustments for the Year Ended December 31, 2013

(T)	Historical financial information derived from Gramercy Property Trust Inc.’s Annual Report on Form 10-K as of December 31, 2013.

(U)	Historical financial information derived from unaudited financial statements of the Bank of America Portfolio Joint Venture, for the year ended December 31, 2013.

(V)	Represents elimination of asset management and property management fees charged to the Bank of America Portfolio Joint Venture for the year ended December 31, 2013 and the associated expense recorded by the Joint Venture.

(W)	Represents change in interest expense associated with the repayment of the mortgage note secured by certain properties of the Bank of America Joint Venture, including the write off of associated deferred financing costs, and the interest cost associated with the new $200,000 senior unsecured term loan.

(X)	Represents gain on business acquisition recorded at the acquisition of the 50% interest in the Bank of America Joint Venture.
(Y)	Represents the elimination of the equity in net income from joint venture related to the period ending December 31, 2013 for the Company’s share of the Bank of the America Portfolio Joint Venture.
(Z)	Represents the change in the depreciation expense as a result of the purchase price allocations.

8

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Membership Interest Purchase and Sale Agreement, dated as of May 12, 2014, by and among FYF Net Lease LLC, GPT BOA Portfolio Member LLC and GPT BOA Defeasance Pool Owner LLC.